Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-141425 on Form S-3 and Registration Statement Nos. 333-63144, 333-121364 and 333-142724 on Forms S-8 of our report dated February 26, 2010, relating to the consolidated financial statements and the related consolidated financial statement schedules and the effectiveness of internal control over financial reporting of Northeast Utilities and subsidiaries as of December 31, 2009 appearing in the Combined Annual Report on Form 10-K of Northeast Utilities for the year ended December 31, 2009.

We consent to the incorporation by reference in Registration Statement No. 333-141425 on Form S-3 of our reports dated February 26, 2010, relating to the consolidated financial statements and the related consolidated financial statement schedules and the effectiveness of internal control over financial reporting of The Connecticut Light and Power Company and subsidiaries, Public Service Company of New Hampshire and subsidiaries and Western Massachusetts Electric Company and subsidiary as of December 31, 2009 appearing in the Combined Annual Report on Form 10-K of Northeast Utilities for the year ended December 31, 2009.

/s/

Deloitte & Touche LLP

Deloitte & Touche LLP

Hartford, Connecticut
February 26, 2010